EXHIBIT 10.22
Share-holding Entrustment Agreement

This Share-holding Entrustment Agreement (this “Agreement”) is entered into in           of the People’s Republic of China (hereinafter “PRC”) as of July 20, 2008, by and among the following four Parties:

Consignors:
Natural person A: Yunpeng Jiang:a PRC citizen with ID card number: 231026196305045811
Natural person B: Jibin Zhang: a PRC citizen with ID card number: 370223196408110032
(The above parties hereinafter shall be collectively referred to as the “Party A”.)

Consignee:
Beijing Honnete Dairy Co., Ltd. (“Party B”)

Interested party:
Shengyuan Nutritional Food Co., Ltd.  (“Party C”)

Whereas,

1 Party B is a company with limited liability which is established in          , People’s Republic of China, and its legal valid Registration No. is                  .

2 Party C is a wholly foreign-owned enterprise which is registered and established in People’s Republic of China with legally good standing, and its legal valid Registration No. is                 .

3 Party C has hereby entrusted Party A on behalf of Party C with full power to establish in Beijing a limited liability company (hereinafter “proposed company”) in which Party A holds all the shares. The proposed company will invest to establish chain branches for clinical examinations in Nanjing (Jiangsu Province), Taiyuan (Shanxi Province), Shijiazhuang (Hebei Province), and Harbin (Heilongjiang Province) so as to gather full physiological data of the local pregnant and lying-in women and their newborn babies. The data gained is conducive to the sufficiency of CRM Corpus of Marketing Team of Party C and to the rapid growth of Party C’s market sales. As of the date of the establishment of the proposed company, Party A and Party C will be entered into with the proposed company Exclusive Consulting and Service Agreement, Shareholding Disposal Agreement, Business Operation Agreement and Equity Pledge Agreement;

4 On account of the fact that it takes time to establish the proposed company, Party A has hereby accepted the entrustment from Party C to invest to establish Nanjing Huiren Technological Service Co., Ltd, Taiyuan Huiren Technological Service Co., Ltd, and will establish Shijiazhuang Huiren Technological Service Co., Ltd and Harbin Huiren Technological Service Co., Ltd (the above four companies hereinafter shall be referred to as “these companies”). All the shares of these companies shall be transferred to the proposed company without compensation after the proposed company completes its industry and commerce registration and all these companies serve as the chain branches for clinical examinations of the proposed company in Nanjing, Taiyuan, Shijiazhuang and Harbin as stated in Provision 3.

5 With the consent of Party C, Party A has hereby agreed to entrust Party B to hold its legal shares in these companies, and Party B therefore has accepted Party A’s entrustment to hold these shares on behalf of Party A (the shares which Party B holds on behalf of Party A in these companies hereinafter shall be referred to as “entrusted shares”)

NOW, THEREFORE, after friendly consultations between Party A and Party B on the principle of equality and mutual benefit, the Parties hereby agree on the entrustment of shares from Party A to Party B as follows:

Article 1 Entrustment

1 Party A entrusts Party B on behalf of Party A to hold its shares in these companies, legally holding 100% shares of these companies.

2 As the nominated shareholder by Party A, Party B shall observe the instructions from Party A to exert shareholder’s rights.

3 The ownership of the entrusted share in the name of Party B is entirely Party A’s own and Party B is only in the name of being entrusted to hold the entrusted share. (Notice: This agreement is an entrustment agreement rather than a trust agreement, therefore no beneficial owner or beneficial trust document exists.)

Article 2 Entrusted Rights

The rights Party A entrusts to Party B include:

1 Party B shall register as shareholder on the Share Register of these companies;

2 Party B shall exert as the shareholder of these companies its rights, including but not limited to receiving interests or dividends, attending Shareholders Meetings and exerting the voting right and so forth;

3 Other rights the shareholder shall exert pursuant to local laws and regulations where these companies have made registration and to the articles of these companies.

Article 3 Rights and Obligations of Party A

1 As the actual investor of the entrusted shares, Party A shall enjoy the actual rights of shareholder and shall have the right to receive return from the investment.

2 Party A has the right to issue orders at any time on the exertion of shareholder’s rights and fulfillment of shareholder’s obligations to Party B, and Party B must carry them out unconditionally.

3 Party A has the right to transfer the entrusted shares and the related shareholder’s rights under the name of its own or any third party appointed by it as it deems appropriate. Party B must accept the above transfer by carrying out the order in accordance with Party A’s instruction.

4 During the current share-holding by Party B, all taxes (if any) incurred as a result of the entrustment shall go to Party A’s account; all taxes incurred as a result that Party B transfers the entrusted shares under the name of Party A or any third party appointed by Party A in accordance with Party A’s order shall also go to Party A’s account.

5 As the actual owner of the entrusted shares, Party A has the right to supervise and correct the inappropriate behavior of Party B in accordance with this Agreement, and also has the right to claim on compensation for actual loss from Party B due to Party B’s inappropriate behavior.

6 Party A has the right to renounce at any time the entrustment to Party B and the right to demand that Party B lawfully transfer related entrusted shares to Party A or the new consignee or any other third party appointed by Party A.

Article 4 Rights and Obligations of Party B

1 Party B，in the name of itself, holds the shareholder’s rights of the entrusted shares on behalf of party A, on which it shall not enjoy any usufruct or disposition right (including but not limited to the transfer and pledge of shareholder’s equity).

2 Except with the consent of Party A, Party B shall not at any time or under any circumstance entrust a third party to hold the above stated entrusted shares or to enjoy shareholder’s rights.

3 Except with the consent in writing of Party A, Party B shall not transfer, dispose or vouch in any form the entrusted shares or the return on these shares, nor perform any other behavior which may harm the interests of Party A.

4 Party B shall in time transfer all the return from these entrusted shares (including cash dividend, dividends or any other income) to Party A.

5 Party B shall try its best to finish the transfer procedures in the name of its own when Party A intends to transfer the entrusted shares to a third party.

Article 5 Term of Entrustment

The entrustment shall have its valid term when this Agreement becomes effective until Party A notifies Party B in writing of the termination of the entrustment.

Article 6 Legal Force of Agreement

1 This Agreement is signed and attached with official seal by Party A and the authorized representatives of Party B and Party C, and comes into force immediately on the date of signing.

2 In the event of change of laws, regulations and policies of the People’s Republic of China or interference of the Chinese Government regulation, which directly cause invalidity of this Agreement, neither party shall be liable for any loss. In this case, both parties shall take immediate measures to minimize the loss.

Article 7 Confidentiality

Both parties acknowledge and confirm that any oral or written materials concerning this Agreement exchanged between them are confidential information. Both parties shall protect and maintain the confidentiality of all such confidential information except (a) the information was generally known to the public provided that it is not released by the receiving party (b) the information is disclosed with prior consent in writing of the other Party. Confidentiality is persistent no matter this Agreement is terminated or not. If any of the Parties breaches this provision herein, such a breach shall constitute a default under this Agreement and all the compensation for loss incurred thereof shall go to the other Party’s account.

Article 8 Applicable Law and Dispute Settlement

The law of the People’s Republic of China shall apply in this Agreement. All disputes rising from the performance of the Agreement shall be resolved by friendly consultation between both parties. In case where consultation fails, the dispute then shall be submitted by any party concerned to China International Economic and Trade Arbitration Commission Beijing Branch for arbitration in accordance with then valid arbitration rules of such Commission and applicable laws of the People’s Republic of China. The arbitration award shall be final and binding on both parties to the dispute.

IN WITNESS HEREOF, the four Parties have caused this Agreement to be executed in as of the date below.

Natural person A: Yunpeng Jiang /s/ Yunpeng Jiang   (Signature)
Natural person B: Jibin Zhang    /s/ Jibin Zhang      (Signature)

Beijing Honnete Dairy Co., Ltd. (Corporate Seal)
Authorized Representative: /s/ Baoshu Yu
(Signature)

Shengyuan Nutritional Food Co., Ltd. (Corporate Seal)
Authorized Representative: /s/ Liang Zhang
(Signature)

Date: July 20, 2008